EXHIBIT  99.1


                                                For Further Information Contact:
                                                --------------------------------
                                                 Concurrent Computer Corporation
                                    Walt Ungerer, Director of Investor Relations
                                                                  (678) 258-4103
                                                              Fax (678) 258-3938

FOR  IMMEDIATE  RELEASE


      CONCURRENT COMPUTER CORPORATION ANNOUNCES THIRD QUARTER FISCAL 2003
                                FINANCIAL RESULTS

ATLANTA, GEORGIA, APRIL 24, 2003 - In line with the Company's revised outlook provided on March 17, 2003, Concurrent Computer Corporation (NASDAQ: CCUR) today announced that for the quarter ended March 31, 2003, the Company achieved revenue totaling $17.6 million compared to $25.0 million in the same quarter of the previous year. In the quarter, the Company recognized a non-cash impairment charge of $10.5 million or $0.17 per share related to the write-off of the remaining balance of its equity and debt investments in Thirdspace Living Limited. Including the impairment charge, the Company reported a net loss of $14.3 million or $0.23 per share, compared to net income of $2.3 million or $0.04 per share in the same quarter of the previous year.

Video-On-Demand (VOD) revenue from its Xstreme Division totaled $8.5 million, down from $14.6 million in the same quarter of the prior year. During the third quarter, the Company shipped its MediaHawk(R) Video Servers to six new markets in support of the commercial deployment of multiple VOD applications.

In line with expectations, total revenue from the Company's Real-Time Division was $9.2 million in the third quarter as compared to $10.5 million in the same quarter of the prior year.

For the fourth quarter ending June 30, 2003, the Company is anticipating revenue from its VOD business to aggregate between $7 and $9 million and expects revenue from its Real-Time business to be between $9 and $9.5 million. On a consolidated basis, revenues are anticipated to aggregate between $16 and $18.5 million in the fourth quarter and produce a per share loss between $0.05 and $0.07.

Steve Necessary, Xstreme Division president stated, "We remain highly focused on further developing our leading VOD integration and deployment expertise in what is clearly a mixed deployment environment. While initial feedback and statistics from our customers and industry analysts indicate highly favorable consumer demand for on-demand video services-especially as those expand from movies to subscription VOD and limited free on demand content-many operators remain cautious and deliberate as they manage their capital spending." He added, "Competitively, our position remains


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Concurrent/Q32003Earnings            Page 2                       April 24, 2003


strong, evidenced by the addition of a new commitment from a top 10 North American Cable operator and 6 new commercial VOD market deployments in the quarter. Concurrent currently serves 58 markets that have a market-leading 3.6 million digital subscribers and 12.2 million basic subscribers. In these 58 markets, we have installed 822 servers with the capacity of approximately 291 thousand video streams. In the fourth quarter, we expect commitments for four to five new VOD market deployments in addition to expansion and add-on revenues related to MSO's expanding on-demand offerings to include incremental applications such as Subscription Video-On-Demand (SVOD) and Free-On-Demand
(FOD)."

Paul Meyer, president of Real-Time, commented, "We continue to build upon the excitement driven by the introduction of our iHawk(R) line of Intel/RedHawk(R) Linux(R) servers. By offering this commercial-off-the-shelf (COTS) platform accompanied with our boutique toolset running on Linux, we have already gained access to new markets and won back previous customers."

The Company's balance sheet remained solid with $30.2 million in cash and cash equivalents and virtually no long-term debt at quarter end. Cash generated from operations was $1.4 million for the quarter and $6.6 million fiscal year to date through March 31, 2003. Days Sales Outstanding (DSO) at March 31, 2003, were 76 days compared to 81 days on the same date of the previous year.

Jack Bryant, Concurrent president and CEO stated, "Beyond our immediate focus of diligently managing our business in a market of macro-economic and industry specific uncertainties, we remain committed to furthering our leadership and expertise in delivering innovative products and solutions for our customers."

As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its third quarter results on April 24, 2003 at 4:30 p.m. ET which will be broadcast live over the Internet on the company's web page at http://www.ccur.com/corporate/investor_info.html.

ABOUT CONCURRENT
Concurrent  Computer  Corporation  (www.ccur.com)  is  a  worldwide  leader  in
                                    ------------
high-performance computer systems, software, and servers. Concurrent's Xstreme Division is a worldwide market leader in providing digital VOD systems to the broadband industry. This market includes broadband VOD and rich streaming media applications such as corporate training, education, hospitality, and digital video-to-the-home. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data


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Concurrent/Q32003Earnings            Page 3                       April 24, 2003


acquisition, and industrial control systems for commercial and government markets. Concurrent has over 35 years of experience and is providing these best of breed solutions through its offices in North America, Europe, Asia, and Australia.

Concurrent is an established leader in the VOD market, serving eight major cable operators in 58 markets with over 3.6 million digital subscribers. Concurrent's proven technology provides one of the most flexible, comprehensive solutions for HFC, DSL, and IP-based networks. The Company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies.

Certain statements made or incorporated by reference in this release constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the limited operating history of our video-on-demand segment; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; and the valuation of equity investments and collectibility of notes receivable, including but not limited to our equity investment in Thirdspace.

Other important risk factors, which are incorporated by reference herein, are discussed in our Form 10-K filed with the Securities and Exchange Commission on September 25, 2002 and may be discussed in subsequent filings with the SEC. Our forward-looking statements are based on current expectations and


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Concurrent/Q32003Earnings            Page 4                       April 24, 2003

speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

                                      # # #

Note to Editors: For additional company or product information from Concurrent Computer Corporation, please contact Concurrent Computer Corporation, 4375 River Green Parkway, Duluth, GA 30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the Company's Web site at http://www.ccur.com.

Concurrent Computer Corporation and its logo, MediaHawk, iHawk, and RedHawk are registered and unregistered trademarks of Concurrent Computer Corporation. Linux is a trademark of Linus Torvalds. All other product names are trademarks or registered trademarks of their respective owners.

                           CONCURRENT COMPUTER CORPORATION
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS)


                                                    MARCH 31,    JUNE 30,
                                                      2003         2002
                                                   (UNAUDITED)
                                                   -----------  ----------
ASSETS
  Cash and cash equivalents                        $   30,227   $  30,519
  Trade accounts receivable, net                       14,962      23,894
  Inventories                                           6,750       6,822
  Prepaid expenses and other current assets             2,412       1,879
                                                   -----------  ----------
      Total current assets                             54,351      63,114


  Property, plant and equipment, net                   11,900      10,696
  Purchased developed computer software, net            1,251       1,393
  Goodwill                                             10,744      10,744
  Investment in minority owned companies                  553       7,814
  Note receivable from minority owned company               -       3,000
  Other long-term assets, net                           2,425       1,927
                                                   -----------  ----------

Total assets                                       $   81,224   $  98,688
                                                   ===========  ==========


LIABILITIES
  Accounts payable and accrued expenses            $   10,593   $  15,514
  Deferred revenue                                      7,377       4,055
                                                   -----------  ----------
    Total current liabilities                          17,970      19,569

  Long-term deferred revenue                            2,243       1,677
  Other long-term liabilities                           8,997       8,218

STOCKHOLDERS' EQUITY
  Common stock                                            620         618
  Additional Paid-in Capital                          173,751     172,929
  Treasury stock                                          (58)        (58)
  Retained earnings (deficit)                        (116,682)    (98,377)
  Accumulated other comprehensive loss                 (5,617)     (5,888)
                                                   -----------  ----------
    Total stockholders' equity                         52,014      69,224
                                                   -----------  ----------

  Total liabilities and stockholders' equity       $   81,224   $  98,688
                                                   ===========  ==========

                                          CONCURRENT COMPUTER CORPORATION
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)



                                             THREE MONTHS ENDED MARCH 31,  NINE MONTHS ENDED MARCH 31,
                                             ---------------------------  ----------------------------
                                                 2003          2002          2003           2002
                                              (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
                                              ------------  ------------  ------------  ------------
Revenues:
  Product:
    Real-time systems                         $     5,027   $      5,647  $    14,998   $    15,845
    Video-on-demand systems                         7,631         14,319       28,959        29,783
                                              ------------  ------------  ------------  ------------
      Total product revenues                       12,658         19,966       43,957        45,628
  Service:
    Real-time systems                               4,169          4,805       13,332        15,252
    Video-on-demand systems                           821            257        2,634           731
                                              ------------  ------------  ------------  ------------
      Total service revenues                        4,990          5,062       15,966        15,983
                                              ------------  ------------  ------------  ------------
      Total revenues                               17,648         25,028       59,923        61,611

Cost of sales:
  Product:
    Real-time systems                               1,926          2,054        5,990         6,682
    Video-on-demand systems                         4,308          6,822       14,485        15,589
                                              ------------  ------------  ------------  ------------
      Total product cost of sales                   6,234          8,876       20,475        22,271
  Service:
    Real-time systems                               2,725          2,838        7,835         8,651
    Video-on-demand systems                           754            553        2,216         1,388
                                              ------------  ------------  ------------  ------------
      Total service cost of sales                   3,479          3,391       10,051        10,039
                                              ------------  ------------  ------------  ------------
      Total cost of sales                           9,713         12,267       30,526        32,310
                                              ------------  ------------  ------------  ------------

Gross margin                                        7,935         12,761       29,397        29,301

Operating expenses:
  Sales and marketing                               4,287          4,198       13,449        12,526
  Research and development                          4,991          3,861       14,015        10,977
  General and administrative                        2,381          2,341        6,976         6,439
                                              ------------  ------------  ------------  ------------
      Total operating expenses                     11,659         10,400       34,440        29,942
                                              ------------  ------------  ------------  ------------

Operating income (loss)                            (3,724)         2,361       (5,043)         (641)

Impairment loss on minority investment            (10,479)             -      (13,422)            -
Other income (loss)                                    15             93          313           441
                                              ------------  ------------  ------------  ------------
Income (loss) before income taxes                 (14,188)         2,454      (18,152)         (200)

Provision for income taxes                             72            150          153           450
                                              ------------  ------------  ------------  ------------

Net income (loss)                             $   (14,260)  $      2,304  $   (18,305)  $      (650)
                                              ============  ============  ============  ============



Basic net income (loss) per share             $     (0.23)  $       0.04  $     (0.30)  $     (0.01)
                                              ============  ============  ============  ============

Diluted net income (loss) per share           $     (0.23)  $       0.04  $     (0.30)  $     (0.01)
                                              ============  ============  ============  ============

Basic weighted average shares outstanding          61,975         61,560       61,899        60,712
                                              ============  ============  ============  ============

Diluted weighted average shares outstanding        61,975         64,767       61,899        60,712
                                              ============  ============  ============  ============

                              CONCURRENT COMPUTER CORPORATION
                                       SEGMENT DATA
                                      (IN THOUSANDS)

                                  REAL-TIME DIVISION            XSTREME DIVISION
                               --------------------------  --------------------------
                                   THREE MONTHS ENDED          THREE MONTHS ENDED
                               --------------------------  --------------------------
                                03/31/03      03/31/02      03/31/03      03/31/02
                               (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
                               ------------  ------------  ------------  ------------
Revenues:
  Product                      $      5,027  $      5,647  $     7,631   $     14,319
  Service                             4,169         4,805          821            257
                               ------------  ------------  ------------  ------------
     Total                            9,196        10,452        8,452         14,576

Cost of sales:
  Product                             1,926         2,054        4,308          6,822
  Service                             2,725         2,838          754            553
                               ------------  ------------  ------------  ------------
     Total                            4,651         4,892        5,062          7,375
                               ------------  ------------  ------------  ------------

Gross margin                          4,545         5,560        3,390          7,201

Operating expenses
  Sales and marketing                 1,827         1,734        2,460          2,464
  Research and development            1,371         1,409        3,620          2,452
  General and administrative          1,077         1,196        1,304          1,145
                               ------------  ------------  ------------  ------------
    Total operating expenses          4,275         4,339        7,384          6,061
                               ------------  ------------  ------------  ------------

Operating income (loss)        $        270  $      1,221  $    (3,994)  $      1,140
                               ============  ============  ============  ============

                              CONCURRENT COMPUTER CORPORATION
                                       SEGMENT DATA
                                      (IN THOUSANDS)


                                  REAL-TIME DIVISION            XSTREME DIVISION
                               --------------------------  --------------------------
                                   NINE MONTHS ENDED           NINE MONTHS ENDED
                               --------------------------  --------------------------
                                03/31/03      03/31/02      03/31/03      03/31/02
                               (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
                               ------------  ------------  ------------  ------------
Revenues:
  Product                      $     14,998  $     15,845  $    28,959   $    29,783
  Service                            13,332        15,252        2,634           731
                               ------------  ------------  ------------  ------------
     Total                           28,330        31,097       31,593        30,514

Cost of sales:
  Product                             5,990         6,682       14,485        15,589
  Service                             7,835         8,651        2,216         1,388
                               ------------  ------------  ------------  ------------
     Total                           13,825        15,333       16,701        16,977
                               ------------  ------------  ------------  ------------

Gross margin                         14,505        15,764       14,892        13,537

Operating expenses
  Sales and marketing                 5,626         5,169        7,823         7,357
  Research and development            4,048         3,913        9,967         7,064
  General and administrative          3,069         3,062        3,907         3,377
                               ------------  ------------  ------------  ------------
    Total operating expenses         12,743        12,144       21,697        17,798
                               ------------  ------------  ------------  ------------

Operating income (loss)        $      1,762  $      3,620  $    (6,805)  $    (4,261)
                               ============  ============  ============  ============


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